Exhibit 4.1

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Netskope, Inc.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

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SECOND SUPPLEMENTAL INDENTURE

Dated as of September 19, 2025

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3.75% Convertible Senior PIK Toggle Notes due 2027

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THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of September 19, 2025, among Netskope, Inc., a Delaware corporation, as issuer (the “Company”), Netskope SASE Gateway LLC (the “Undersigned”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into an Indenture, dated as of December 22, 2022 (as amended, supplemented, or otherwise modified prior to the date hereof, the “Indenture”), relating to the Company’s 3.75% Convertible Senior PIK Toggle Notes due 2027 (the “Notes”);

WHEREAS, Section 8.01(F) of the Indenture provides that the Indenture may be amended and supplemented without the consent of any Holder by supplemental indentures that are entered into pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;

WHEREAS, the last paragraph of Section 5.09(A) of the Indenture requires that the Company execute and deliver to the Trustee, at or before the effective time of a Common Stock Change Event, a supplemental indenture pursuant to Section 8.01(F) of the Indenture that (x) provides for subsequent conversions of Notes in the manner set forth in Section 5.09 of the Indenture; (y) provides for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) of the Indenture in a manner consistent with Section 5.09 of the Indenture; and (z) contains such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of Section 5.09(A) of the Indenture;

WHEREAS, Article IV of the Amended and Restated Certificate of Incorporation of the Company (the “A&R COI”) that was filed on the date hereof with the Secretary of State of the State of Delaware (the “DE SOS”) provides that immediately upon the effectiveness of the filing of the A&R COI with the DE SOS (the “Effective Time”), each share of the Company’s Common Stock (including, for the avoidance of doubt, Voting Common Stock and Class A Common Stock) issued and outstanding or held as treasury stock immediately prior to the Effective Time (the “Existing Common Stock”) shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one share of Class B Common Stock (as each such term is defined in the A&R COI) (the “Reclassification”);

WHEREAS, the Effective Time has occurred;

WHEREAS, the Company has heretofore delivered, or is delivering contemporaneously herewith, to the Trustee, the Officer’s Certificate and the Opinion of Counsel described in Sections 8.06, 9.07, 12.02 and 12.03 of the Indenture with respect to this Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed;

WHEREAS, the Company and the Guarantors desire to amend the Indenture to effectuate the amendments thereto set forth herein on the date hereof; and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. From and after the date hereof, for all purposes of the Indenture (including Section 5.09 thereof):

(a)
the Reclassification constitutes a Common Stock Change Event;
(b)
subsequent conversions of Notes shall be made in the manner set forth in Section 5.09 of the Indenture;
(c)
subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) of the Indenture shall be made in a manner consistent with Section 5.09 of the Indenture; and
(d)
the Reference Property and Reference Property Unit with respect to the Common Stock Change Event that occurred on the date hereof shall consist of Class B Common Stock of the Company and one share thereof, respectively.

Section 3. By signing this Amendment, the Company and the Guarantor hereby confirms that the obligations of the Company and the Guarantor under the Indenture (as modified or supplemented hereby) or the Notes, (i) are entitled to the benefits of the Guarantees set forth in the Indenture (as modified or supplemented hereby) or the Notes, (ii) constitute “Guaranteed Obligations” or other similar term for purposes of Indenture (as modified or supplemented hereby) or the Notes, and (iii) notwithstanding the effectiveness of the terms hereof, the Guarantee set forth in the Indenture (as modified or supplemented hereby) or the Notes is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects (giving effect to the amendments set forth herein).

Section 4. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 5. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 6. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together. Except as expressly amended hereby, the Indenture shall remain in full force and effect.

Section 7. The recitals and statements herein are deemed to be those of the Company and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for the recitals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NETSKOPE, INC., as the Company

By: /s/ James Bushnell

Name: James Bushnell

Title: Secretary and General Counsel

NETSKOPE SASE GATEWAY LLC, as a Guarantor

By: /s/ James Bushnell

Name: James Bushnell

Title: Vice President General Counsel and Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: /s/ Brandon Bonfig

Name: Brandon Bonfig

Title: Vice President